THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER (AS DEFINED BELOW).

NOTICE OF GUARANTEED DELIVERY
for Deposits of Common Shares of

NOVATEL INC.
pursuant to the Offer dated October 19,  2007 made by

HEXAGON CANADA ACQUISITION INC.
a wholly-owned direct subsidiary of`

Hexagon AB

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. NEW YORK, NEW YORK TIME ON NOVEMBER 27, 2007, UNLESS EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”). SEE “TIME FOR ACCEPTANCE” IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATE(S) TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated October 19,  2007 (the “Offer”) made by Hexagon Canada Acquisition Inc., a wholly-owned subsidiary of Hexagon AB (the “Offeror”), to purchase all of the outstanding common shares of NovAtel Inc. (“NovAtel”), including common shares issuable upon the exercise of options or any other right to acquire common shares (collectively, the “Shares”) only if certificates for the Shares to be deposited are not immediately available or if the holder of the Shares (“Shareholder”) is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the Depositary at its appropriate office at the address or facsimile number as set forth on the back page of this Notice of Guaranteed Delivery.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular (the “Circular”) dated October 19,  2007 have the meanings ascribed to them in the Offer and the Circular.

The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth under “Manner of Acceptance—Procedure for Guaranteed Delivery” in Section 3 of the Offer, if a Shareholder wishes to deposit Shares pursuant to the Offer and the certificate(s) representing such Shares is (are) not immediately available or the certificate(s) and all other required documents cannot be delivered to the Depositary by the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer, provided that all of the following conditions are met:

(a)   such deposit is made by or through an Eligible Institution;

(b)         a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or a manually signed facsimile copy hereof), together with a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at or prior to the Expiry Time at its appropriate office as set forth herein; and

(c)          the certificate(s) representing the Deposited Shares, in proper form for transfer, together with the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and executed, and all other documents required by the Letter of Transmittal, are received by the Depositary prior to 5:00 p.m. (New York, New York Time) on the third trading day on the Nasdaq Exchange (the “Nasdaq”) after the Expiry Time. To constitute delivery for the purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificate(s) must be delivered to the Depositary at its appropriate office as set forth herein.

“Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) such certificate(s) representing the Shares; and (ii) the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal prior to 5:00 p.m. (New York, New York Time) on the third trading day on the Nasdaq after the Expiry Time. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary prior to the Expiry Time, even if the Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take up and payment for the Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:	HEXAGON CANADA ACQUISITION INC.
AND TO:	MELLON INVESTOR SERVICES LLC, as Depositary

By Mail	By Registered Mail, Hand or by Courier	By Facsimile Transmission
Mellon Investor Services LLC Attn: Corporate Actions Dept. 27th Floor P. O. Box 3301 South Hackensack, NJ 07606-3301	Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310	Facsimile Number: (412) 209-6443 Attention: Corporate Actions

To confirm that your Shares have been deposited, please call
(201) 680-4860

For any other inquiries please call Toll Free (800) 777-3674
(for callers from within the U.S., Canada or Puerto Rico)

Collect 201-680-6654
(for all other callers)

THE NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS APPROPRIATE OFFICE AS SET FORTH ON THE BACK PAGE OF THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DESCRIPTION OF SHARES

The undersigned hereby deposits with the Depositary upon the terms and subject to the conditions set forth in the Offer, the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the procedures for guaranteed delivery as set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery” and Instruction 2 to the Letter of Transmittal.

Certificate Number(s) (if available) (Please print or type)	Name in which Registered (Please print or type and fill in exactly as name(s) appear(s) on certificates)	Number of Shares Represented by Certificate (Please print or type)	Number of Shares Deposited* (Please print or type)

TOTAL:

*                    Unless otherwise indicated, the total number of Shares evidenced by certificates delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificates representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (New York, New York Time) on the third trading day on the Nasdaq after the Expiry Time.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name:

Title:

Telephone Number:	Dated:

The Information Agent for the Offer is:

470 West Avenue

Stamford, CT 06902

Banks and Brokers Call (203) 658-9400

Shareholders Call Toll Free: (800) 607-0088

ngps.info@morrowco.com

This Notice of Guaranteed Delivery is to be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary as follows:

MELLON INVESTOR SERVICES LLC
By Mail:	By Registered Mail, Hand or by Courier:	By Facsimile Transmission:
Mellon Investor Services LLC	Mellon Investor Services LLC	Facsimile Number: (412) 209-6443
Attn: Corporate Actions Dept.	Attn: Corporate Actions	Attention: Corporate Actions
27th Floor P. O. Box 3301	480 Washington Boulevard, 27th Floor
South Hackensack, NJ 07606-3301	Jersey City, NJ 07310

To confirm that the Depositary has received your Shares, please call

(201) 680-4860

For any other inquiries please call Toll Free (800) 777-3674

(for callers from within the U.S., Canada or Puerto Rico)

Collect (201) 680-6654

(for all other callers)

Any questions and requests for assistance may be directed by holders of Shares to the Information Agent or the Depositary at their  respective telephone numbers and locations set out above.

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than those of the depositary’s as set forth above does not constitute a valid delivery.